Exhibit 99.1

Citizens Capital Corp. Announces $11,136,300 Discounted Remarketing of Series 2010A; 7% percent; 144A Bonds

Dallas, Texas, May 15, 2012— Citizens Capital Corp. (the “Company”- OTC:CAAP) announced today that Citizens Capital Corp. ESOP Trust (“CCC ESOP Trust”), a direct affiliate of Citizens Capital Corp., intends, subject to market and other conditions, to re-market $30 million; Citizens Capital Corp.; Series 2010A; 7% percent; $1,000 par value; Convertible; Callable; Secured; 144A Bonds due 2020 (the “Series 2010A Bonds”) (CUSIP 174445AA4). The Series 2010A Bonds are priced at a discount from par of $371.21 and are thus being re-marketed at $628.79 per each 30,000; $1,000 par value amount for an aggregate re-marketed value of $18,863,700. Citizens Capital Corp. will pay interest on the Series 2010A Bonds semi-annually on June 15 and December 15 of each year. The Series 2010A Bonds are governed by Series Indenture dated December 28, 2009 and is supplemented by the First Supplement to the Series Indenture dated December 31, 2009. The Series 2010A Bonds are a debt obligation of Citizens Capital Corp.

Citizens Capital intends to use the net proceeds from the re-marketing of the Series 2010A Bonds to: (i) fund and facilitate the growth of subsidiary products and services; (ii) fund its roll up acquisition initiatives as executed by itself and/or its subsidiary units; (iii) fund the current purchase of studio and IP broadcast equipment related to its Media Force Sports & Entertainment Inc. subsidiary unit; (iv) fund the current acquisition and construction cost of downtown Dallas, Texas commercial building purposed for mixed use, redevelopment; (v) for working capital and general corporate purposes.

The available Series 2010A Bonds will be re-marketed in the United States only to Qualified Institutional Buyers (QIBs) pursuant to Rule 144A of the Securities Act of 1933, as amended, and to certain non-U.S. persons in accordance with Regulation S under the Securities Act of 1933, as amended. The Series 2010A Bonds have not be registered under the Securities Act or any state securities laws and may not be sold without registration unless an exemption from the requirements of registration is available.

This notice is being issued pursuant to Rule 135c under the Securities Act, and is neither an offer to sell nor a solicitation of an offer to buy any securities.

About Citizens Capital Corp.

Citizens Capital Corp. is a Dallas, Texas based emerging growth, diversified, acquisition oriented holding company. The Company seeks to maximize shareholder value by acquiring and/or internally developing those operating entities, assets and/or marketing rights which may provide the Company and its shareholders with an entrance into new market segments or serve as a complimentary addition to existing operations, assets, products and/or services. Subsequently, the Company, when appropriate, seeks to maximize shareholder value by strategically redeploying said operating entities, assets and/or marketing rights via prorate spin off to its registered shareholders of record.

Source: Citizens Capital Corp.

For Further Information Contact:
Billy D. Hawkins, CEO
Telephone: (469) 359-3868
Email: citizenscapitalcorp@gmail.com

This press release contains forward-looking statements regarding the future performance of Citizens Capital Corp. within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from current expectations. Additional cautionary statements regarding other “risk factors” that could have an effect on the future performance of Citizens Capital Corp. are contained in the Company’s periodic reports on file with the Securities and Exchange Commission (“SEC”), including its reports on Forms 10-K, 10-Q and 8-K, if any. Prior to investing any monies, please read the Company’s periodic reports on Forms 10-K, 10-Q and 8-K, if any, filed with the SEC. Citizens Capital Corp. undertakes no obligation to release publicly the result of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect occurrences of unanticipated events.